Calculation of Filing Fee Tables
S-8
Rare Earths Americas, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	457(a)	1,048,763	$ 21.975	$ 23,046,566.93	0.0001381	$ 3,182.73
2	Equity	Common Stock, $0.0001 par value per share	457(a)	1,850,000	$ 21.975	$ 40,653,750.00	0.0001381	$ 5,614.28
Total Offering Amounts:						$ 63,700,316.93		$ 8,797.01
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,797.01
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Rare Earths Americas, Inc.'s (the "Registrant") common stock that become issuable under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan) and the Registrant's 2026 Equity Incentive Plan (the "2026 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Represents shares of common stock reserved for issuance under the 2025 Plan as of the date of this Registration Statement. No further grants will be made under the 2025 Plan. To the extent outstanding awards granted under the 2025 Plan are cancelled, forfeited or otherwise terminated and would otherwise have been returned to the share reserve under the 2025 Plan, the number of shares underlying such awards will not be available for future grant under the 2026 Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act. The offering price per share and the aggregate offering price for shares issuable upon the vesting of restricted stock unit awards outstanding under the 2025 Plan, are based upon the average of the high and low prices of the Registrant's common stock as reported on the NYSE American on May 6, 2026, in accordance with Rule 457(c) of the Securities Act.

[2]	(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Rare Earths Americas, Inc.'s (the "Registrant") common stock that become issuable under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan) and the Registrant's 2026 Equity Incentive Plan (the "2026 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act. The offering price per share and the aggregate offering price for shares issuable upon the vesting of restricted stock unit awards outstanding under the 2026 Plan, are based upon the average of the high and low prices of the Registrant's common stock as reported on the NYSE American on May 6, 2026, in accordance with Rule 457(c) of the Securities Act. (3)Represents shares of common stock reserved for issuance under the 2026 Plan. In addition to the shares registered under the 2026 Plan, the 2026 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2026 Plan on January 1, 2027, and each January 1 thereafter and ending on (and including) January 1, 2036. The number of shares added each year will be equal to the lesser of: (i) four percent (4%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) such lesser number of shares as determined by the Board of Compensation Committee (as such term is defined in the in the 2026 Plan).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources